UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2010

Date of Report (Date of earliest event reported)

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

11501 Domain Drive, Suite 200, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 652-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

From time to time, representatives of Convio, Inc. (the “Company”) have been asked for details regarding the Company’s non-GAAP historical earnings per share to supplement the Company’s financial results presented on a GAAP basis.  The Company is filing this report to provide investors with greater details on the Company’s non-GAAP historical earnings per share. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company’s non-GAAP basic net income (loss) per common share for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 and for the year ended December 31, 2009, were $(0.03), $0.16, $0.13, $0.01 and $0.28, respectively.  The Company’s non-GAAP diluted net income (loss) per common share for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 and for the year ended December 31, 2009, were $(0.03), $0.15, $0.12, $0.01 and $0.26, respectively.

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended				Year Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Dec 31, 2009
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(1,811)	$803	$475	$(1,562)	$(2,095)
Stock-based compensation	803	559	532	608	2,502
Amortization of intangible assets	607	603	603	603	2,416
Loss on warrant revaluation	174	53	97	490	814
Non-GAAP net income (loss)	$(227)	$2,018	$1,707	$139	$3,637
GAAP basic net income (loss) per share
Numerator:
Net income (loss) attributable to common stockholders	$(1,811)	$803	$475	$(1,562)	$(2,095)
Less: Undistributed earnings allocated to participating preferred stock(1)	—	(347)	(205)	—	—
Net income (loss) attributable to common stockholders	$(1,811)	$456	$270	$(1,562)	$(2,095)
Denominator:
Weighted average common shares outstanding, basic	7,302	7,315	7,317	7,319	7,313
GAAP basic net income (loss) per common share	$(0.25)	$0.06	$0.04	$(0.21)	$(0.29)

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GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$(1,811)	$803	$475	$(1,562)	$(2,095)
Denominator:
Weighted average common shares outstanding, basic	7,302	7,315	7,317	7,319	7,313
Add: Outstanding convertible preferred stock	—	5,316	5,316	—	—
Add: Outstanding convertible preferred stock warrants	—	31	50	—	—
Add: Options to purchase common stock	—	1,152	1,160	—	—
Weighted average common shares outstanding, diluted(2)	7,302	13,814	13,843	7,319	7,313
GAAP diluted net income (loss) per common share	$(0.25)	$0.06	$0.03	$(0.21)	$(0.29)
Non-GAAP basic net income (loss) per share
Numerator:
Non-GAAP net income (loss)	$(227)	$2,018	$1,707	$139	$3,637
Less: Undistributed earnings allocated to participating preferred stock(3)	—	(872)	(738)	(60)	(1,573)
Non-GAAP net income (loss) attributable to common stockholders	$(227)	$1,146	$969	$79	$2,064
Denominator:
Weighted average common shares outstanding, basic	7,302	7,315	7,317	7,319	7,313
Non-GAAP basic net income (loss) per common share	$(0.03)	$0.16	$0.13	$0.01	$0.28
Non-GAAP diluted net income (loss) per share
Numerator:
Non-GAAP net income (loss)	$(227)	$2,018	$1,707	$139	$3,637
Denominator:
Weighted average common shares outstanding, basic	7,302	7,315	7,317	7,319	7,313
Add: Outstanding convertible preferred stock	—	5,316	5,316	5,316	5,316
Add: Outstanding convertible preferred stock warrants	—	31	50	66	47
Add: Options to purchase common stock	—	1,152	1,160	1,193	1,153
Weighted average common shares outstanding, diluted(4)	7,302	13,814	13,843	13,894	13,829
Non-GAAP diluted net income (loss) per common share	$(0.03)	$0.15	$0.12	$0.01	$0.26

NOTE: Quarterly GAAP earnings per share amounts do not add to the full year GAAP earnings per share amount due to rounding and due to the impact of allocating income to preferred stockholders for the three months ended June 30, 2009 and September 30, 2009, or periods with net income.

(1)	Preferred stocks do not participate in company losses and thus in periods of net losses, 100% of GAAP net loss is attributable to common stockholders.
(2)	In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.
(3)	Preferred stocks do not participate in company losses and thus in periods of net losses, 100% of non-GAAP net loss is attributable to common stockholders.
(4)	In periods in which the Company is in a non-GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in non-GAAP diluted shares outstanding.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010	CONVIO, INC.

	By:	/s/ Jim Offerdahl
Jim Offerdahl, Chief Financial Officer

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